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                                                                     EXHIBIT 5.1

                           [FOX ROTHSCHILD LETTERHEAD]

                                  July 21, 2004

RS Group of Companies, Inc.
200 Yorkland Boulevard, Suite 200
Toronto, Ontario, Canada M2J 5CI

Re: RS Group of Companies, Inc. - Registration Statement on Form SB-2

Ladies and Gentlemen:

      We have acted as special securities counsel for RS Group of Companies, Inc., a Florida corporation (the "COMPANY"), in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") , of common stock, no par value per share, of the Company (the "COMMON STOCK") in the aggregate amount of 22,650,000 shares of Common Stock (the "SHARES") to be offered and sold by certain securities holders of the Company (the "SELLING STOCKHOLDERS").

      In this regard, we have participated in the preparation of a Registration Statement on Form SB-2, Registration No. 333-115433, (the "REGISTRATION STATEMENT"). The Registration Statement relates to up to 22,650,000 Shares in connection with the resale by the Selling Stockholders of: (i) up to 10,725,000 of the Shares that may be issued upon conversion of shares of Series B Convertible Preferred Stock that were issued in a private placement that closed on April 28, 2004 (the "SERIES B PREFERRED"); (ii) up to 10,725,000 of the Shares that may be issued upon exercise of certain warrants issued in connection with the Series B Preferred private placement (5,362,500 of the Shares issuable upon the exercise of the Company's outstanding three-year Common Stock purchase warrants having an exercise price of $1.50 per share (the "B-1 WARRANTS") and 5,362,500 of the Shares issuable upon the exercise of the Company's outstanding three-year Common Stock purchase warrants having an exercise price of $2.25 per share (the "B-2 WARRANTS")); (iii) 500,000 of the Shares that have been issued to Ardent Advisors, LLC (the "ARDENT COMMON SHARES") and (iv) 700,000 of the Shares that have been issued to The Del Mar Consulting Group, Inc. (the "DEL MAR COMMON SHARES").

      We are of the opinion that (a) the Series B Preferred, the Ardent Common Shares and Del Mar Common Shares have been duly authorized, validly issued, non-assessable and, to our knowledge, fully paid and (b) the Shares issuable upon the conversion of the Series B Preferred and upon the exercise of the Warrants have been duly authorized and reserved for issuance and, when delivered upon conversion or against payment in full, as provided in the Certificate of Designation for the Series B Preferred or the respective warrant certificates for the B-1 Warrants or B-2 Warrants, as applicable, will be validly issued, fully paid and non-assessable.

      We are not members of the bar of the State of Florida and our opinion relies, to the extent necessary with respect to the provisions of the Florida Business Corporation Act, the regulations and decided cases thereunder, on an opinion from competent Florida corporate counsel knowledgeable about Florida corporate law.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or

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prospectus within the meaning of the term "expert" as used in Section 11 of the
Securities Act or the rules and regulations thereunder.

      This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion letter is given as of the date hereof, and we expressly disclaim any obligation to update or supplement our opinions contained herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws which may hereafter occur.

                                                       Very truly yours,

                                                       /s/ FOX ROTHSCHILD LLP